Exhibit 10.13

SECOND AMENDMENT TO

PARTNERSHIP AGREEMENT

OF

ZEOLYST INTERNATIONAL

I. RECITAL: The Zeolyst International Partners have determined it to be in the best interests of Zeolyst International, a Kansas general partnership (“the Partnership”) to amend and restate in its entirety Article IX of the Zeolyst International Partnership Agreement, dated as of February 1, 1988, and as further amended on January 1, 1993 (the “Agreement”) to enable the Management Committee to more efficiently discharge its delegated duties.

II. AMENDMENT: Effective as of January 1, 2005, Article IX of the Agreement shall be amended to read in its entirety as follows:

Article IX

Management Committee

9.1 Responsibilities and Authority. Each Partner shall have an equal voice in the management of the Partnership and shall act (except where provided herein to the contrary) through the Management Committee. The Management Committee shall establish general policies and procedures for the Partnership and shall direct and make provision for the implementation of those policies and procedures in the conduct of the day-to-day operations of the Partnership’s business. In furtherance and not by way of limitation with respect to the foregoing, except as provided in Article 9.2(a), the Management Committee shall perform the following specific duties:

(a)	Subject to the provisions of Article 9.7, appoint and discharge officers of the Partnership.

(b)	Adopt, and may revise from time to time in whole or in part, appropriate delegations of authority for officers, agents, and any other representatives.

(c)	Review the performance of the officers of the Partnership.

(d)	Adopt, and may revise from time to time in whole or in part, and shall monitor compliance with (i) guidelines under which funds of the Partnership may be committed, and (ii) resolutions dealing with banking matters and (iii) any other necessary financial business of the Partnership.

(e)	Adopt and review and revise, from time to time, but at least annually, a business plan, which may include objectives, strategies, programs, operating and capital budgets and shall provide the framework for the management of the business and affairs of the Partnership and the implementation of this Agreement and make provision for the implementation of said business plan. For annual planning purposes, such plan shall include forecasts of technical support activities and technical manpower requirements to be provided by each Partner as well as services to be provided by each Partner.

(f)	Make distributions, subject to the provisions of Article XIII hereof.

(g)	Exercise all rights, privileges, and options, if and to the extent provided, under insurance policies purchased and maintained by the Partnership pursuant to Article 21.1; and have the authority to settle or compromise any claim against the Partnership not covered by insurance.

(h)	Except as provided herein to the contrary, the Management Committee shall have the authority to bind the Partnership in conduct of the Partnership’s business and affairs.

(i)	Review all legal actions against the Partnership, retain counsel and otherwise arrange for the defense thereof and approve settlement of any such actions by payment not in excess of $25,000 by the Partnership.

(j)	Establish one or more committees, for such purposes and with such duties as the Management Committee shall designate and appoint the members of each such committee from among the members of the Management Committee and/or the officers of the Partnership and/or such other persons whose services on such committee shall be considered to be beneficial to the Partnership; provided that if any members of the Management Committee shall be appointed to such a committee they shall be appointed in equal numbers from the members of the Management appointed by each Partner.

(k)	File for or cause the filing for all necessary governmental permits and approvals and commence and arrange for participation in any administrative proceeding, hearing or action appropriate to conduct of the usual business of the Partnership.

(l)	Do, or cause to be done, any and all things and acts and execute, or cause to be executed, any and all documents, contracts, evidences of indebtedness, security agreements, financing statements or other instruments, or purchase performance bonds, necessary or appropriate to the conduct of the usual business of the Partnership in the ordinary course and to effectuate fully the purpose of the Partnership as expressed in this Agreement.

(m)	Resolve any disputes which may arise under any agreement executed between the Partnership and a Partner not acting in its capacity as a Partner.

9.2	Restrictions on Authority of Officers and Management Committee.

(a)	Except as otherwise mutually agreed or as set forth in Article 9.1 and 9.11 hereof, neither the Management Committee nor any of the individual members of the Management Committee or officers of the Partnership, unless otherwise authorized in writing by the Partners, shall have authority in the name and on behalf of the Partnership to:

(i)	Do any act in contravention of this Agreement or execute any agreement between the Partnership and a Partner;

(ii)	Possess or use Partnership property or assign any right of the Partnership property for other than a Partnership purpose;

(iii)	Make, execute, or deliver any general assignment for the benefit of creditors, or any bond, guaranty, indemnity bond or surety bond;

(iv)	Assign, transfer, pledge, compromise, or release any claim of the Partnership for amounts exceeding those stated in the current Manual of Authorities, except for full payment, or arbitrate or consent to the arbitration of any of its disputes or controversies;

(v)	Make, execute, or deliver any deed, long-term ground lease or contract to sell all or substantially all of the Partnership property or to sell or dispose of any assets of the Partnership which have an original book value in excess of $250,000 other than as provided in Articles IV, V and VI hereof;

(vi)	Confess a judgment;

(vii)	Make, execute, or deliver on behalf of the Partnership any mortgage, deed of trust, or accommodation paper or accommodation endorsement other than as provided in Article V hereof;

(viii)	Delete, waive or otherwise amend or change this Agreement;

(ix)	Approve or authorize any capital project or expenditure in excess of $500,000 in the case of the Management Committee or $250,000 in the case of the officers for approved items in the annual budget. For non-budgeted items, the officers authority is $100,000;

(x)	Commence any legal action or lawsuit for damages or equitable relief; or

(xi)	Create any personal liability for any Partner other than that personal liability to which any Partner may have previously agreed to in writing.

(b)	Neither Partner shall represent or act for or purport to represent or act for or otherwise bind the Partnership, its affairs, business or assets, without the prior written approval of the other Partner except to the extent authorized by the provisions of this Agreement, any agreement between the Partners or any agreements between the Partnership and any one of the Partners.

(c)	To the extent that the Partners have authorized the Management Committee to borrow monies from any third party source, the Management Committee shall establish a debt ceiling for the Partnership and such ceiling and any increase of it shall only be made by unanimous action of the full Management Committee.

9.3	Standard of Care. Each member of the Management Committee shall act in the same manner as would a reasonable business person in similar circumstances using sound business judgment.

9.4	Membership. The Management Committee shall be composed of six (6) members with three (3) members being designated by each Partner. The composition of the Management Committee may be increased at any time by the mutual agreement of the Partners. Each Partner shall designate one of its members on the Management Committee as its Management Representative. The Partners shall notify each other of their designees, which may be changed at any time. The initial members of the Management Committee shall be designated on the Agreement Date.

9.5	Voting Procedures. Each Partner shall have one vote which shall be cast by its designated Management Representative or in his absence by his designee. The Management Committee shall act only on the basis of unanimous vote of both Partners’ Management Representative and/or designees. In the event that the Management Committee, after a meeting duly called and convened, is unable to reach a consensus on a matter (including, but not limited to, matters arising under Article 9.1 (m) hereof) within thirty (30) days, the Secretary of the Management Committee shall notify the Partners, and the Partners shall meet and resolve the matter within fourteen (14) days of the date notice is given.

9.6	Quorum. The quorum for Management Committee meetings shall be two (2) members, with each Partner being represented by not less than (1) member appointed by it. In the event there is not quorum for two (2) consecutive meetings, the Partners shall meet within thirty (30) days.

9.7	Officers. Except as otherwise mutually agreed by the Partners:

(a)	The Management Committee shall appoint two General Managers of the Partnership, one from each Partner. For the duration of the first full calendar year of the Partnership, PQ shall designate the Chairman of the Management Committee who will preside at all meetings of the Management Committee. This responsibility shall alternate between SHELL PARTNERS and PQ each succeeding calendar year.

The Partner not designating the Chairman shall designate the Vice Chairman of the Management Committee who in the absence of the Chairman shall act as Chairman of the Management Committee.

(b)	The areas of primary responsibility for the two General Managers shall be as set out below. The Management Committee may expand or change such responsibilities as it deems necessary. In all other respects, the two General Managers shall be deemed to have equal and coextensive authority. They shall confer on all items of major importance and business planning.

(1)	The General Manager designated by PQ shall have the primary responsibility for:

ZI pressure products business; ZI USY Zeolite powders business; and assigned portions of ZI specialty catalyst business.

General Management oversight and quality programs of ZI Kansas City and ZI Delfzijl Netherlands plant operations sites.

All Marketing, Sales, R&D, Technical Service and Customer Service activities associated with ZI product lines assigned.

(2)	The General Manager designated by SHELL PARTNERS shall have the primary responsibility for:

ZI hydrocracking and specialty catalyst business.

All Marketing, Sales, R&D, Technical Service and Customer Service activities associated with ZI product lines assigned.

(c)	The Secretary of the Partnership, who shall also be Secretary to the Management Committee, shall be appointed by the Management Committee from such persons recommended by SHELL PARTNERS. The Secretary shall attend to the giving of notice of all meetings of the

Management Committee, shall keep minutes of all proceedings at meetings of the Management Committee and all meeting of the committees thereof. In the absence of the Secretary, such person as shall be designated by the Chairman shall perform his duties.

(d)	The Treasurer/Comptroller shall be appointed by the Management Committee from such persons recommended by PQ. The Treasurer/Comptroller shall be the principal accounting officer of the Partnership, be in charge of the accounting books and records of the Partnership, have the care and custody of all the funds of the Partnership and be Chairman of the accounting committee created under Article 9.1(j) hereof. However, at any time either Partner may undertake an audit in accordance with Section 11.7 hereof.

(e)	The Management Committee may appoint such other officers as it may from time to time deem advisable. All officers of the Partnership must be employees of a Partner or a wholly owned subsidiary of a Partner. Subject to the restrictions set forth in this Article 9.7, a person may hold the office of Secretary if he also holds the office of Chairman or Vice Chairman acting as Chairman of the Management Committee.

(f)	The appointment of all nominees to management positions in the Partnership under this Section 9.7(b) shall require the unanimous approval of the Management Committee.

9.8	Meetings.

(a)	The Management Committee shall have an initial meeting on the formation date of the Partnership and shall meet thereafter at least three times each calendar year. The meetings shall be called by the Chairman or by at least two members and may be at the Kansas City Plant, the respective offices of the Partners or any other mutually acceptable location. Other meetings may be called by the Chairman or by all of the members appointed by one of the Partners and may be held at the Kansas City Plant, the respective offices of Partners or any other mutually acceptable location. The Secretary shall give written notice of any meetings by facsimile, letter, telex cable or telegram to each member at least seven (7) days in advance of the date of the meeting.

(b)	Any member may waive notice of any meeting of the Management Committee by written waiver filed with the Secretary either before or after the meeting, and attendance at any meeting shall constitute waiver of notice.

(c)	Any member may participate in Management Committee meeting by means of conference telephone, electronically transmitted image with audio or other similar communications equipment by means of which all persons participating in the meeting can hear each other, and any member so participating shall be deemed to be present at the meeting in person.

(d)	The minutes of all Management Committee meetings shall be approved by the Chairman and Vice-Chairman and placed in an official minute book.

9.9	Action Without Meeting. Any action to be taken by the Management Committee may, subject to the restrictions on the Management Committee’s powers contained in Section 9.2, be taken without a meeting if a consent in writing (or separate counterparts thereof), setting forth the action so taken, and the date it shall be effective, shall be signed by both Management Representatives and such consent shall have the same force and effect as an action duly taken by the Management Committee at a meeting. Any such signed consent(s) shall be placed in the official minute book

9.10	Expenses. Members of the Management Committee shall receive no remuneration from the Partnership in connection with their duties on the Management Committee, nor shall the Partnership reimburse any expenses of members of the Management Committee incurred in connection with their respective duties on the Partnership Committee.

The Partners shall continue to be responsible for the employment, compensation and benefits of the individuals appointed by the Management Committee to serve as its officers or other management positions. However the providing Partners shall be reimbursed by the Partnership for the services of the employees appointed to fill each of the positions set out in Section 9.7 (b) above at the rate of 1.00 times the direct salary (including fringe benefits, and bonuses but not including deferred compensation) of each such employee, prorated for the proportional time spent working for the Partnership in any calendar year. The Partners shall also be reimbursed the actual amount of any business expenses incurred by such employees while serving in such positions and conducting Partnership business for travel, food, lodging, and entertainment.

9.11	Execution of Partnership Agreements. Notwithstanding any provision hereof to the contrary, all agreements entered into by the Partnership shall be upon prior authorization of the Management Committee and shall be executed on behalf of the Partnership by a General Manager, or other duly authorized representative, except,

(a)	Any agreement to be entered into between the Partnership and a Partner or a Partner’s Affiliate shall be executed on behalf of the Partnership by the General Manager or other duly authorized representative of the Partner not a party to the Agreement;

(b)	Any agreement between the Partnership and a public utility is authorized and may be executed by a General Manager of the Partnership or such other officers or representative so designated by the Management Committee; and

(c)	Any agreement between the Partnership and any third party other than a public utility is authorized and may be executed by a General Manager of the Partnership or such other officer or representative designated by the Management Committee (the “authorized representatives”) provided such agreement is within the authorities granted the authorized representatives in the Zeolyst International Manual of Authorities, an authorities delegation instrument approved by the Management Committee.

9.12	Audits under Agreements with a Partner. Notwithstanding any provision hereof to the contrary, with respect to all agreements between the Partnership and a Partner, the General Manager of the Partner not a party to such an agreement shall have the authority acting alone to cause the Partnership to exercise any and all rights the Partnership might have with respect to audits or financial review under such an agreement and to act on behalf of the Partnership with respect thereto.

9.13	Administration of Agreements with a Partner. Notwithstanding any provision hereof to the contrary, with respect to all agreements between the Partnership and a Partner, the Partner not a party to such agreement shall select the person responsible for the administration of such agreement by the Partnership provided such person shall be reasonably acceptable to the other Partner.

III. COUNTERPARTS AND EXECUTION: This Second Amendment to Partnership Agreement of Zeolyst International may be executed in one or more counterparts by the parties hereto, all of which when so executed and delivered to the other parties, shall be deemed originals. All such counterparts together will constitute one and the same instrument.

IN WITNESS WHEREOF the Partners hereby agree to and adopt this Second Amendment to Partnership Agreement of Zeolyst International effective as of January 1, 2005, in accordance with Section 20.1 of the Agreement.

PQ CORPORATION

By: /s/ Michael Imbriani

CRI ZEOLITES INC.

By: /s/ Pat Labbs

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